Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
 (502) 627-7950

PHARMERICA REPORTS THIRD QUARTER 2014 RESULTS

Company Reports Solid Sequential Improvement in Revenue, Gross Profit, Adjusted EBITDA and Adjusted Diluted EPS
Successfully Executing Strategic and Operational Initiatives to Drive Long-Term Growth and Value Creation
Raises 2014 Guidance

LOUISVILLE, Kentucky (November 6, 2014) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the third quarter and nine months ended September 30, 2014.

	3Q'14 Results	Comparison to 3Q'13	Comparison to 2Q'14
Revenue	$470.2 million	Increase of 7.6%	Increase of 4.8%
Adjusted EBITDA	$33.0 million	Decrease of 2.7%	Increase of 7.8%
Adjusted diluted earnings per share	$0.45	Decrease of 8.2%	Increase of 12.5%
Gross profit	$83.0 million	Increase of 4.8%	Increase of 1.3%
Selling, general and administrative	$56.0 million	Increase of 0.9%	Decrease of 3.3%
Generic drug dispensing rate	85.1%	Increase of 180 basis points	Increase of 10 basis points

Greg Weishar, PharMerica Corporation's Chief Executive Officer, said, "PharMerica's strong third quarter demonstrates substantial progress in growing the business and creating value for PharMerica shareholders.  In the core institutional pharmacy business, we continue to execute on strategic and operational initiatives that drive organic sales, scale and margins.  This quarter marks the fourth consecutive quarter of organic growth.  In addition, we further improved our industry-leading generic dispensing rate by an additional 180 basis points underscoring the Company's commitment to delivering client value.  We will continue to focus on delivering best-in-class pharmacy solutions that address our clients' need for high quality, low cost pharmacy services.

"Specialty pharmacy also posted impressive results including double-digit, sequential quarterly revenue growth. We are confident we will meet or exceed the goal of $400 million in specialty revenues by 2016.  Mr. Weishar added, "Since June, we have completed several acquisitions that, collectively, have added more than $220 million in annualized revenues.  This is more than double the full-year goal of $100 million that was set at the beginning of the year.  Looking to 2015, we will remain disciplined and opportunistic in pursuing acquisitions and maintain a 2015 acquisition goal of $100 million in annualized revenues.

"PharMerica is well-positioned to continue delivering meaningful growth. Overall, we are surpassing 2014 expectations and believe we are well on our way to achieving the previously discussed 2015 goal of matching or exceeding 2013 financial performance."

-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014
Full Year 2014 Financial Guidance

PharMerica today raised its full year 2014 guidance metrics. For the full year 2014, the Company now expects:

	Revenue in the range of $1.850 billion to $1.875 billion from $1.760 billion to $1.800 billion
	Adjusted diluted earnings per share in the range of $1.62 to $1.64 from $1.58 to $1.62
	Adjusted EBITDA in the range of $128.1 million to $129.1 million from $123.2 million to $126.0 million

The Company notes that its 2014 guidance does not include the effect of any future 2014 acquisitions.

The results for the third quarter 2014 are set forth below:

	Key Comparisons of Third Quarters Ended September 30, 2014 and 2013:


Revenues for the third quarter of 2014 were $470.2 million compared with $436.8 million for the third quarter of 2013.  Revenues for the three months ended September 30, 2013 were reduced by $2.9 million related to an accrual for an anticipated California Medicaid recoupment.  The increase in revenue was the result of the fourth quarter 2013 and 2014 acquisitions and inflation on brand drugs partially offset by the loss of our largest customer effective December 31, 2013.


Gross profit for the third quarter of 2014 was $83.0 million compared with $79.2 million in the third quarter of 2013.  Gross profit for the three months ended September 30, 2013 was reduced by $2.9 million related to an accrual for an anticipated California Medicaid recoupment.  The increase in gross profit was due to the acquisitions described above and the impact of the Company's strategic purchasing program partially offset by previously disclosed bed losses as of December 31, 2013.


Selling, general and administrative expenses were $56.0 million or 12.0% of revenues for the three months ended September 30, 2014 compared to $55.5 million or 12.7% of revenues for the three months ended September 30, 2013. Selling, general and administrative expenses increased as a result of the Onco360 acquisition, without which selling, general and administrative expenses would have decreased.

	Adjusted EBITDA for the third quarter of 2014 was $33.0 million compared with $33.9 million in the third quarter of 2013.


Net income for the third quarter of 2014 was $8.5 million, or $0.28 diluted earnings per share, compared to a net loss of $6.2 million, or $0.21 diluted loss per share, for the same period in 2013.  During the third quarter of 2014 the Company refinanced its debt resulting in a loss on extinguishment of debt of $4.3 million.  The net loss in the third quarter of 2013 was primarily attributable to the recording of a $17.0 million reserve associated with various government inquiries and litigations.  Adjusted diluted earnings per share was $0.45 in the third quarter of 2014 compared to $0.49 in the third quarter of 2013.


Cash flows provided by operating activities for the third quarter of 2014 were $19.7 million compared with cash flows provided by operating activities of $78.1 million in the third quarter of 2013.  The decrease in cash provided by operating activities is due primarily to the Company's strategic purchasing program and an increase in receivables due from AmerisourceBergen under the terms of our prime vendor agreement.

	Key Comparisons of Nine Months Ended September 30, 2014 and 2013:


Revenues for the nine months ended September 30, 2014 were $1,371.0 million compared with $1,307.4 million for the nine months ended September 30, 2013.  Revenues for the nine months ended September 30, 2013 were reduced by $2.9 million related to an accrual for an anticipated California Medicaid recoupment.  The increase in revenue was the result of the fourth quarter 2013 and 2014 acquisitions and inflation on brand drugs partially offset by the loss of our largest customer effective December 31, 2013.


Gross profit for the nine months ended September 30, 2014 was $244.9 million compared with $246.1 million for the nine months ended September 30, 2013.  Gross profit for the nine months ended September 30, 2013 was reduced by $2.9 million related to an accrual for an anticipated California Medicaid recoupment.  Gross profit was impacted by the loss of our largest customer effective December 31, 2013 and lower gross profit margin on the Onco360 business.  The decrease in gross profit as a result of the bed losses was partially offset by acquisitions and the Company's strategic purchasing program.

-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014


Selling, general and administrative expenses were $171.1 million or 12.5% of revenues for the nine months ended September 30, 2014 compared to $167.7 million or 12.8% of revenues for the nine months ended September 30, 2013.  Selling, general and administrative expenses increased as a result of the Onco360 acquisition, without which selling, general and administrative expenses would have decreased.

	Adjusted EBITDA for the nine months ended September 30, 2014 was $93.3 million compared with $102.2 million for the nine months ended September 30, 2013.


Net income for the nine months ended September 30, 2014 was $3.6 million, or $0.12 diluted earnings per share, compared to $14.5 million, or $0.48 diluted earnings per share, for the nnine months ended September 30, 2013.  Net income was adversely impacted by settlement, litigation and other related charges in the amount of $28.9 million and $17.4 million for the nine months ended September 30, 2014 and September 30, 2013, respectively.  In addition, during the third quarter of 2014 the Company refinanced its debt resulting in a loss on extinguishment of debt of $4.3 million.  Adjusted diluted earnings per share was $1.22 and $1.39 for the nine months ended September 30, 2014 and September 30, 2013, respectively.


Cash flows used in operating activities for the nine months ended September 30, 2014 were $2.4 million compared with cash flows provided by operating activities of $152.0 million for the nine months ended September 30, 2013.  The decrease in cash provided by operating activities is due primarily to the Company's strategic purchasing program, an increase in receivables due from AmerisourceBergen under the terms of our prime vendor agreement and a reduction in accounts payable.

Conference Call
Management will hold an online webcast of its third quarter 2014 earnings conference call on Thursday, November 6, 2014 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company's website, www.pharmerica.com.

About PharMerica
PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, specialty infusion services to patients outside a hospital setting, and offers the only national oncology pharmacy and care management platform in the United States.  PharMerica operates 104 institutional pharmacies, 14 specialty infusion centers and 5 specialty oncology pharmacies in 45 states.  PharMerica's customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company's "guidance" and possible future results of operations, future potential acquisitions, the strength of the Company's financial and operational performance during 2014 and beyond, the expected revenues from the specialty infusion and oncology businesses, the Company's plan to improve and refine its inventory management strategy, the Company's ability to identify and consummate future acquisitions, the Company's ability to deliver outstanding value to its shareholders, the Company's continued pursuit of its strategic initiatives including those focused on client retention and operating margins, the Company's expectation to deliver improved financial results in 2015 and beyond,  and the Company's ability to achieve organic growth and topline revenue growth.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "plan," "may," "should," "will," "would," "project" and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company's actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.  You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.
-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2014		2013		2014
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
Revenues	$436.8	100.0%	$470.2	100.0%	$1,307.4	100.0%	$1,371.0	100.0%

Cost of goods sold	357.6	81.9	387.2	82.3	1,061.3	81.2	1,126.1	82.1

Gross profit	79.2	18.1	83.0	17.7	246.1	18.8	244.9	17.9

Selling, general and administrative expenses	55.5	12.7	56.0	12.0	167.7	12.8	171.1	12.5

Amortization expense	3.7	0.9	4.9	1.0	11.7	0.9	13.6	1.0

Merger, acquisition, integration costs and other charges	1.1	0.3	3.8	0.8	6.6	0.5	10.3	0.8

Settlement, litigation and other related charges	17.2	3.9	1.1	0.3	17.4	1.3	28.9	2.1

Restructuring and impairment charges	1.0	0.2	0.1	-	1.0	0.1	3.2	0.2

Hurricane Sandy disaster costs	0.1	-	-	-	(0.2)	-	0.1	-

Operating income	0.6	0.1	17.1	3.6	41.9	3.2	17.7	1.3

Interest expense, net	2.6	0.6	2.1	0.4	8.1	0.6	6.9	0.5

Loss on extinguishment of debt	-	-	4.3	0.9	-	-	4.3	0.3

Income (loss) before income taxes	(2.0)	(0.5)	10.7	2.3	33.8	2.6	6.5	0.5

Provision for income taxes	4.2	0.9	2.2	0.5	19.3	1.5	2.9	0.2

Net income (loss)	$(6.2)	(1.4)%	$8.5	1.8%	$14.5	1.1%	$3.6	0.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Earnings (loss) per common share:	2013	2014	2013	2014
Basic	$(0.21)	$0.28	$0.49	$0.12
Diluted	$(0.21)	$0.28	$0.48	$0.12

Shares used in computing earnings (loss) per common share:
Basic	29,655,201	30,073,133	29,645,380	29,944,875
Diluted	29,655,201	30,595,302	29,950,379	30,502,928
-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted)
	December 31,	September 30,
	2013	2014

ASSETS
Current assets:
Cash and cash equivalents	$24.2	$7.1
Accounts receivable, net	199.4	213.7
Inventory	110.2	133.4
Deferred tax assets, net	36.9	38.5
Income taxes receivable	1.9	3.4
Prepaids and other assets	38.8	70.0
	411.4	466.1

Equipment and leasehold improvements	179.4	190.6
Accumulated depreciation	(117.6)	(120.3)
	61.8	70.3

Goodwill	282.0	321.5
Intangible assets, net	136.3	184.1
Other	9.3	3.5
	$900.8	$1,045.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78.8	$75.5
Salaries, wages and other compensation	38.7	37.3
Current portion of long-term debt	12.5	2.8
Other accrued liabilities	21.0	16.8
	151.0	132.4

Long-term debt	218.8	358.1
Other long-term liabilities	49.8	72.4
Deferred tax liabilities	18.7	9.9
Commitments and contingencies (See Note 5)
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no
shares issued, December 31, 2013 and September 30, 2014	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized;
31,954,264 and 32,720,327 shares issued as of
December 31, 2013 and September 30, 2014, respectively	0.3	0.3
Capital in excess of par value	380.2	391.9
Retained earnings	110.2	113.8
Treasury stock at cost, 2,416,971 and 2,617,305 shares at December 31, 2013
and September 30, 2014, respectively	(28.2)	(33.3)
	462.5	472.7
	$900.8	$1,045.5

-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Cash flows provided by (used in) operating activities:
Net income (loss)	$(6.2)	$8.5	$14.5	$3.6
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4.9	4.9	14.5	14.5
Amortization	3.7	4.9	11.7	13.6
Merger, acquisition, integration costs and other charges	-	-	-	2.5
Hurricane Sandy disaster costs	1.8	-	0.2	-
Stock-based compensation and deferred compensation	2.4	1.8	6.4	5.7
Amortization of deferred financing fees	0.6	0.5	1.6	1.8
Deferred income taxes	3.5	(4.0)	6.4	(3.3)
Loss (gain) on disposition of equipment	0.4	-	0.3	(0.1)
Loss (gain) on acquisition/disposition	-	0.1	-	(0.2)
Loss on extinguishment of debt	-	4.3	-	4.3
Other	(0.2)	-	0.1	0.1
Change in operating assets and liabilities:
Accounts receivable, net	4.5	(1.7)	14.8	10.4
Inventory	42.9	14.9	65.4	(16.3)
Prepaids and other assets	(1.3)	(15.1)	(0.3)	(26.2)
Accounts payable	11.7	(2.4)	3.8	(22.9)
Salaries, wages and other compensation	(4.5)	5.2	(7.2)	(2.7)
Other accrued and long-term liabilities	18.7	(5.7)	18.9	16.6
Change in income taxes payable (receivable)	(4.8)	3.7	1.3	(0.4)
Excess tax benefit from stock-based compensation	-	(0.2)	(0.4)	(3.4)
Net cash provided by (used in) operating activities	78.1	19.7	152.0	(2.4)

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.9)	(6.2)	(20.9)	(19.0)
Acquisitions, net of cash acquired	(4.1)	(107.2)	(4.6)	(124.8)
Cash proceeds from the sale of assets	-	-	0.1	0.1
Cash proceeds from dispositions	-	-	-	0.4
Net cash used in investing activities	(11.0)	(113.4)	(25.4)	(143.3)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(3.1)	(225.0)	(9.4)	(231.3)
Borrowings of long-term debt	-	225.0	-	225.0
Net activity of long-term revolving credit facility	(19.6)	92.0	(71.7)	135.9
Payment of debt issuance cost	-	(2.7)	-	(2.7)
Issuance of common stock	-	0.4	0.4	3.4
Treasury stock at cost	(4.4)	(0.2)	(6.3)	(5.1)
Excess tax benefit from stock-based compensation	-	0.2	0.4	3.4
Other	0.1	-	0.1	-
Net cash (used in) provided by financing activities	(27.0)	89.7	(86.5)	128.6

Change in cash and cash equivalents	40.1	(4.0)	40.1	(17.1)
Cash and cash equivalents at beginning of period	12.3	11.1	12.3	24.2

Cash and cash equivalents at end of period	$52.4	$7.1	$52.4	$7.1

Supplemental information:
Cash paid for interest	$2.0	$1.9	$6.6	$5.6
Cash paid for taxes	$5.5	$1.0	$11.9	$5.7
-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013		2014	2013		2014
Pharmacy data:
Prescriptions dispensed (in thousands)	9,320		8,492	28,451		25,511
Revenue per prescription dispensed	$47.18	*	$55.37	$46.05	*	$53.74
Gross profit per prescription dispensed	$8.81	*	$9.77	$8.75	*	$9.60

* Amounts do not include the $2.9 million California Medicaid estimated recoupment.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(In millions)	September 30,			September 30,
	2013		2014	2013		2014
Net income (loss)	$(6.2)		$8.5	$14.5		$3.6
Add:
Interest expense, net	2.6		2.1	8.1		6.9
Merger, acquisition, integration costs and other charges	1.1		3.1	6.6		9.6
Settlement, litigation and other related charges	17.2		1.1	17.4		28.9
California Medicaid estimated recoupment	2.9		-	2.9		-
Restructuring and impairment charges	1.0		0.1	1.0		3.2
Loss on debt extinguishment	-		4.3	-		4.3
Hurricane Sandy disaster costs	0.1		-	(0.2)		0.1
Stock-based compensation and deferred compensation	2.4		1.8	6.4		5.7
Provision for income taxes	4.2		2.2	19.3		2.9
Depreciation and amortization expense	8.6		9.8	26.2		28.1
Adjusted EBITDA	$33.9		$33.0	$102.2		$93.3
Adjusted EBITDA margin	7.7	%*	7.0%	7.8	%*	6.8%

*Calculation of Adjusted EBITDA margin excluded the $2.9 million California Medicaid estimated recoupment.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Nine Months Ended
(In whole numbers)	September 30,		September 30,
	2013	2014	2013	2014

Diluted earnings (loss) per share	$(0.21)	$0.28	$0.48	$0.12
Add:
Diluted earnings (loss) per share impact of:
Merger, acquisition, integration costs and other charges	0.03	0.06	0.15	0.19
Settlement, litigation and other related charges	0.56	0.02	0.56	0.66
California Medicaid estimated recoupment	0.07	-	0.07	-
Restructuring and impairment charges	0.03	-	0.03	0.07
Loss on debt extinguishment of debt	-	0.09	-	0.09
Hurricane Sandy disaster costs	-	-	(0.01)	-
Stock-based compensation and deferred compensation	0.06	0.04	0.13	0.12
Impact of discrete items on tax provision	(0.05)	(0.04)	(0.02)	(0.03)
Adjusted diluted earnings per share	$0.49	$0.45	$1.39	$1.22
-MORE-

PMC Reports Results for the Third Quarter 2014

November 6, 2014
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION - (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
(In millions)	September 30,		September 30,
	2013	2014	2013	2014
Adjusted EBITDA	$33.9	$33.0	$102.2	$93.3
Interest expense, net	(2.6)	(2.1)	(8.1)	(6.9)
Merger, acquisition, integration costs and other charges	(1.3)	(4.3)	(7.0)	(39.3)
Provision for bad debt	5.2	5.3	15.7	16.6
Amortization of deferred financing fees	0.6	0.5	1.6	1.8
Loss (gain) on disposition of equipment	0.4	-	0.3	(0.1)
Loss (gain) on acquisition/disposition	-	0.1	-	(0.2)
Benefit for income taxes	(4.2)	(2.2)	(19.3)	(2.9)
Deferred income taxes	3.5	(4.0)	6.4	(3.3)
Changes in federal and state income tax payable	(4.8)	3.7	1.3	(0.4)
Excess tax benefit from stock-based compensation	-	(0.2)	(0.4)	(3.4)
Changes in assets and liabilities	47.6	(10.1)	59.2	(57.7)
Other	(0.2)	-	0.1	0.1
Net cash provided by (used in) operating activities	$78.1	$19.7	$152.0	$(2.4)

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income (loss) and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement and refered to as consolidated EBITDA, is used in conjunction with the Corporation's debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica's discretionary use and is not intended to represent or to be used as a substitute for net income (loss) or cash flows from operations data as measured under U.S. generally accepted accounting principles ("GAAP").  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica's reported net income (loss) and cash flows from operations are significant components of the accompanying consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica's calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income (loss) and diluted earnings (loss) per share, which measure actual earnings (loss) per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica's operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders' equity) and is not intended to represent or to be used as a substitute for diluted earnings (loss) per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings (loss) per share are significant components of the accompanying unaudited condensed consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.

-END-